Exhibit 99.1

NETWORK EQUIPMENT TECHNOLOGIES ANNOUNCES
FINANCIAL RESULTS FOR FIRST QUARTER OF FISCAL 2009

Fremont, CA, July 28, 2008 – Telecommunications equipment maker Network Equipment Technologies, Inc. (NYSE:NWK) today reported its results for the first quarter of fiscal 2009.

Total revenue was $15.6 million, down from $33.4 million in the prior quarter and $26.3 million in the first quarter of the prior fiscal year.

Net loss in the first quarter was $9.8 million, or $0.34 per share, compared to net income of $2.8 million, or $0.09 per share, in the fourth quarter of fiscal 2008 and net income of $1.3 million, or $0.05 per share, in the first quarter of fiscal 2008. The company’s financial results for the first quarter of fiscal 2009 and the fourth quarter of fiscal 2008 include the operating results of Quintum Technologies following its acquisition by the company on December 4, 2007, and other accounting effects of the acquisition.

Cash and investment balances at the end of the quarter were $150.9 million, down from $165.7 million at the end of the prior quarter. In the first quarter of fiscal 2009, the company used $858,000 for repurchases of its common stock and $8.3 million for the repurchase of convertible bonds having a face value of $12.5 million.

Non-GAAP net loss was $11.2 million, or $0.39 per share, compared to net income of $2.6 million, or $0.09 per share, in the prior quarter, and net income of $1.8 million, or $0.06 per share, in the first quarter of the prior year. Non-GAAP net income and loss were calculated by excluding non-cash stock-based compensation expense, amortization of intangible assets from our acquisition of Quintum, and restructure charges resulting from vacating our former manufacturing facility; offset by a gain on the extinguishment of debt by the repurchase of convertible bonds. Refer to the table below for reconciliation of GAAP to non-GAAP net income and loss.

“During the first quarter, the Federal government’s supplemental defense and communications budgets were pushed out and program funding was delayed,” said President and CEO C. Nicholas Keating, Jr.  “The government sector, both Federal and international, still presents significant long-term opportunities for NET, and we are seeing growth in our enterprise voice-over-IP business.”

Conference Call Information:

The company will be hosting a conference call today to discuss these results at 5:30 p.m. ET. Please dial (866) 825-3209 or (617) 213-8061 and provide conference ID# 41715244 to access the call. The conference call will also be broadcast from the company’s website.

A recording of the conference call will be provided by telephone and the internet beginning two hours after completion of the call. The replay may be accessed by telephone through midnight on August 4, 2008; please dial (888) 286-8010 or (617) 801-6888 and enter conference ID# 85000255.  A digital recording will be available on the company's website for one year.

About Network Equipment Technologies, Inc.

For nearly a quarter of a century, Network Equipment Technologies, Inc. has provided voice and data communications equipment for multi-service networks requiring high degrees of versatility, interoperability, security and performance. NET’s broad family of products are purpose-built for mixed-service, multi-protocol networks; bandwidth-sensitive site communications; high performance, security-sensitive transmissions; and converged communications. The company’s NX Series for network exchange solutions and VX Series for voice exchange solutions enable interoperability and integration with existing networks for seamless migration to secure IP-based voice and data communications. In addition, Quintum, a subsidiary of NET, delivers VoIP access solutions that bring the reliability and voice clarity of public telephone networks to Internet telephony.

Visit www.net.com for more information.

Use of Non-GAAP Financial Information

To supplement the company's condensed consolidated financial statements presented in accordance with GAAP, NET has provided certain non-GAAP net income (loss) financial measures that adjust for the company’s non-cash stock-based compensation expense, amortization of intangible assets from our acquisition of Quintum, accretion and other restructure charges resulting from vacating our former manufacturing facility, and the gain on extinguishment of debt. These non-GAAP measures may include net income (loss) and net income (loss) per share data that are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance and the company's prospects for the future. NET believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results and reflect NET’s ongoing business in a manner that allows meaningful period-to-period comparisons. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

Forward Looking Statements

This press release contains forward-looking statements, relating to possible future operating results, within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements are based on current expectations, forecasts and assumptions that involve risks and uncertainty that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could affect such results include federal government budget matters and procurement decisions, our ability to develop and commercialize new products and product enhancements, including relations with and performance by third-party technology providers, the volume and timing of orders and revenue, as well as the factors identified in Network Equipment Technologies' most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Network Equipment Technologies disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

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NETWORK EQUIPMENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited – in thousands, except per share amounts)

	Quarter Ended
	June 27, 2008	June 29, 2007
Revenue:
Product	$12,039	$22,991
Service	3,535	3,350
Total revenue	15,574	26,341
Costs of revenue:
Cost of product revenue	9,356	9,508
Cost of service revenue	3,673	2,905
Total cost of revenue	13,029	12,413
Gross margin	2,545	13,928
Operating expenses:
Sales and marketing	5,748	4,536
Research and development	6,307	6,050
General and administrative	3,791	2,691
Restructure and other costs	242	1
Total operating expenses	16,088	13,278
Income (loss) from operations	(13,543)	650
Other income (expense), net	113	(21)
Interest (expense) income, net	(105)	692
Gain on extinguishment of debt	3,714	—
Income (loss) before taxes	(9,821)	1,321
Income tax provision	17	58
Net income (loss)	$(9,838)	$1,263

Per share amounts:
Net income (loss):
Basic	$(0.34)	$0.05
Diluted	$(0.34)	$0.05

Common and common equivalent shares:
Basic	28,884	26,270
Diluted	28,884	27,338

NETWORK EQUIPMENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 27, 2008 (unaudited)	March 28, 2008 (1)
Assets
Cash and investments	$150,912	$165,658
Accounts receivable, net	8,324	23,174
Inventories	8,577	9,986
Prepaid expenses and other assets	11,177	8,031
Total current assets	178,990	206,849

Property and equipment, net	8,927	9,459
Goodwill and purchased intangibles, net	40,511	41,317
Other assets	10,820	11,708
Total assets	$239,248	$269,333
Liabilities and Stockholders’ Equity
Accounts payable	$6,121	$9,968
Other current liabilities	15,447	17,821
Total current liabilities	21,568	27,789

Long-term liabilities	5,362	6,295
3 ¾% convertible senior notes	72,535	85,000
7 ¼% redeemable convertible subordinated debentures	24,706	24,706
Stockholders’ equity	115,077	125,543
Total liabilities and stockholders’ equity	$239,248	$269,333

(1)

Derived from audited consolidated financial statements as of March 28, 2008.

NETWORK EQUIPMENT TECHNOLOGIES, INC.
GAAP TO NON-GAAP NET INCOME (LOSS) RECONCILIATION
(Unaudited – in thousands, except per share amounts)

	Quarter Ended
	June 27, 2008	June 29, 2007

GAAP net income (loss)	$(9,838)	$1,263
Stock-based compensation expense:
Cost of product revenue	95	28
Cost of service revenue	68	28
Sales and marketing	304	113
Research and development	274	77
General and administrative	478	208
Acquisition related amortization of acquired intangibles:
Cost of product revenue	355	—
Sales and marketing	398	—
General and administrative	53	—
Restructure related:
General and administrative, accretion of discount on future cash flows from subleases	42	79
Restructure and other:
Costs to vacate former manufacturing facility	—	(15)
Other, primarily severance	242	16
Other income/(expense), gain on extinguishment of debt	(3,714)	—
Income tax provision (benefit):
Income tax effect of above items	—	(21)
Non-GAAP net income (loss)	$(11,243)	$1,776
Non-GAAP net income (loss) per share data:
Basic	$(0.39)	$0.07
Diluted	$(0.39)	$0.06
Common and common equivalent shares:
Basic	28,884	26,270
Diluted	28,884	27,338